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                                                                    EXHIBIT 99.5




              CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of EGL, Inc. in the Registration Statement on Form S-4 of EGL, Inc. dated July 26, 2000 and any amendments thereto.


Dated: July 26, 2000

                                                          /s/ Peter Gibert
                                                    ----------------------------
                                                              Peter Gibert